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Exhibit 10.28

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is made as of May 9th, 2003, with respect to that certain Amended and Restated Employment Agreement dated as of June 6, 1994 (the "Employment Agreement"), by and between Alliance Imaging, Inc., a Delaware corporation (the "Corporation"), and Cheryl A. Ford (the "Executive").

        WHEREAS, the Corporation and Executive wish to amend certain provisions of the Employment Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:

        1.    Definitions.    Capitalized terms used in this Amendment but not separately defined herein shall have the meaning ascribed to them in the Employment Agreement.

        2.    Amendments to Employment Agreement.

    (a)
    Section 1.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

      "1.1 Intentionally Left Blank."

    (b)
    The first paragraph of Section 3.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

      "3.1 Termination. In the event the Corporation terminates Executive's employment without Just Cause (excluding termination due to death or disability (as defined in Section 22(e) of the Internal Revenue Code of 1986, as amended)), or (b) of a Constructive Discharge (any termination described in clause (a) or (b) being referred to as a "Severance"), then Executive shall be entitled to the following (collectively, the "Severance Benefits"):"

    (c)
    Section 3.1 (i) of the Employment Agreement is hereby amended to read in its entirety as follows:

      "3.1 (i) a cash amount equal to twelve (12) months of salary at the rate of salary in effect immediately prior to the Severance (or, in the case of Constructive Discharge pursuant to clause (i) of the definition thereof, immediately prior to the reduction in base salary described therein);"

    (d)
    Paragraph 3.1 (iv) of the Employment Agreement is hereby amended to read in its entirety as follows:

      "3.1 (iv). Intentionally Left Bank."

    (e)
    Paragraph 3.2 of the Employment Agreement is hereby amended to read in its entirety as follows:

      "3.2. Intentionally Left Blank."

    (f)
    Paragraph 3.3 of the Employment Agreement is hereby amended to read in its entirety as follows:

      "3.3 Payment. The payment of the cash portion of Severance Benefits shall be made by the Company to the Executive as follows: (a) one half of the amount in Section 3.1(i) and the cash portion of the benefits listed in Section 3.1(iii) in a lump sum within thirty (30) days following Severance; and (b) one half of the amount in Section 3.1 (i) and the amount payable under Section 3.1 (ii) on the first anniversary of the Severance contingent upon Executive's full compliance with Section 14 of this Agreement."

        3.    Merger.    Except as expressly amended above, the Agreements shall remain in full force and effect and the provisions thereof are hereby incorporated by reference.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

/s/ CHERYL A. FORD CHERYL A. FORD

ALLIANCE IMAGING, INC.
By:	/s/ PAUL S. VIVIANO
Name:	Paul S. Viviano
Title:	President and CEO

SIGNATURE PAGE TO AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT.

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AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT